Exhibit 99.1

News Release

Kimco Realty® Announces Board Leadership Transition

– Milton Cooper to Transition to Chairman Emeritus –

– Richard Saltzman to Become Independent Chairman of the Board –

– Nancy Lashine and Ross Cooper Join the Board of Directors –

JERICHO, N.Y., January 21, 2025 – Kimco Realty Corporation (NYSE: KIM) (the “Company”) has announced the following changes to the Company’s Board of Directors:

After more than 60 years of leadership, Mr. Milton Cooper will retire as Executive Chairman of the Company and Kimco Realty OP, LLC (“Kimco OP”) at the 2025 Annual Meeting of Stockholders. Upon Mr. Cooper’s retirement as Executive Chairman of the Company and Kimco OP, Richard Saltzman will become the Independent Chairman of the Board of Directors, Mary Hogan Preusse will conclude her service as Lead Independent Director while remaining a member of the Board, and Milton Cooper will assume the title of Chairman Emeritus.

In addition, effective January 21, 2025, the Board has appointed Nancy Lashine and Ross Cooper to the Company’s Board of Directors, with Ms. Lashine to serve on the Audit and Executive Compensation Committees of the Board.

“Milton Cooper will always be synonymous with Kimco and its culture. As the Company’s founder, longtime CEO and current Executive Chairman, Milton has been an integral part of Kimco’s growth and success for more than six decades,” said Conor Flynn, Chief Executive Officer. “The Board and I are forever grateful for Milton’s leadership, mentorship and friendship. As we move forward, he will continue to inspire and challenge us to excel. We are delighted that Milton will continue in the new role as Chairman Emeritus and will serve as a valuable advisor to the Kimco board.”

Milton Cooper added: “I am so proud of all that the Company has accomplished since Marty Kimmel and I shook hands in 1960. The key to success is to enjoy what you do and helping Kimco become an industry leader has been truly rewarding, both personally and professionally. I am truly blessed. I am even more proud and excited for what the future holds for Kimco. The management team we have in place, led by Conor, and the refreshed Board, to be led by Richard, are truly best in class, and they are energized, committed, and determined to take Kimco to new heights. I can’t wait for this next chapter to unfold and to assist in any way I can.”

Milton Cooper
In 1960, Mr. Cooper and his partner Marty Kimmel founded the Company’s predecessor. In 1991, Mr. Cooper led the Company through its initial public offering, which was the first successful equity real estate investment trust (“REIT”) IPO of its time and often referred to as the beginning of the modern REIT era.

With over six decades of leadership experience, Milton Cooper was a director and President of the Company prior to 1991, then served as Chief Executive Officer and Chairman of the Board from 1991 to 2009. Mr. Cooper has received multiple accolades over his career, including a National Association of Real Estate Investment Trusts (“NAREIT”) Industry Leadership Award for his significant and lasting contributions to the REIT industry.

500 North Broadway, Suite 201 | Jericho, NY 11753 | (833) 800-4343	kimcorealty.com

News Release

Richard Saltzman

Richard Saltzman has served as a director of the Company since 2003 and currently serves as Chair of the Audit Committee. In addition to Kimco, he also serves on the board of directors of Equiem Holdings Pty. Ltd. and as a Senior Advisor at Peaceable Street Capital. Mr. Saltzman previously served as Chief Executive Officer and President of Colony Capital. Prior to joining Colony Capital, Mr. Saltzman was a Vice Chairman and the Global Head of Real Estate at Merrill Lynch’s investment banking division.

“It is a privilege to assume the role of Chairman of the Board. The Board and I are thankful for Milton’s leadership over the years,” said Mr. Saltzman. “I look forward to continuing to work closely with my fellow directors and the management team on positioning the business for continued success and enhanced value creation.”

“On behalf of my fellow directors, I want to express my deep appreciation to Mary for her dedication as Lead Independent Director of Kimco over the past five years,” said Milton Cooper, Executive Chairman.  “We are grateful for her continued service as a director of the Company.”

Nancy Lashine and Ross Cooper
Nancy Lashine is the managing partner and founder of Park Madison Partners. Ms. Lashine previously served as a Board member of Boston-based developer and real estate investment management firm The Davis Companies. She graduated cum laude with a BFA from Case Western Reserve University and an MBA from Columbia Business School.

Ross Cooper has served as the Company’s President and Chief Investment officer since 2017. He has been with the Company since 2006 where he has served in various other leadership roles including Senior Vice President and Vice President of Acquisitions, Dispositions and Asset Management for the Southern Region. He holds a B.S. from the University of Michigan and a Master’s in Real Estate from New York University.

“We are also excited to welcome Nancy Lashine and Ross Cooper to Kimco’s Board of Directors,” said Conor Flynn, Chief Executive Officer. “Their extensive experience and deep understanding of the real estate industry will bring valuable insights and perspectives, significantly contributing to the ongoing success of the Company.”

About Kimco Realty®

Kimco Realty® (NYSE: KIM) is a real estate investment trust (REIT) and leading owner and operator of high-quality, open-air, grocery-anchored shopping centers and mixed-use properties in the United States. The Company’s portfolio is strategically concentrated in the first-ring suburbs of the top major metropolitan markets, including high- barrier-to-entry coastal markets and rapidly expanding Sun Belt cities. Its tenant mix is focused on essential, necessity-based goods and services that drive multiple shopping trips per week. Publicly traded on the NYSE since 1991 and included in the S&P 500 Index, the Company has specialized in shopping center ownership, management, acquisitions, and value-enhancing redevelopment activities for more than 60 years. With a proven commitment to corporate responsibility, Kimco Realty is a recognized industry leader in this area. As of December 31, 2024, the Company owned interests in 568 U.S. shopping centers and mixed-use assets comprising 101 million square feet of gross leasable space. The Company announces material information to its investors using the Company’s investor relations website (investors.kimcorealty.com), SEC filings, press releases, public conference calls, and webcasts. The Company also uses social media to communicate with its investors and the public, and the information the Company posts on social media may be deemed material information. Therefore, the Company encourages investors, the media, and others interested in the Company to review the information that it posts on the social media channels, including Facebook (www.facebook.com/kimcorealty), Twitter (www.twitter.com/kimcorealty) and LinkedIn (www.linkedin.com/Company/kimco-realty-corporation). The list of social media channels that the Company uses may be updated on its investor relations website from time to time.

500 North Broadway, Suite 201 | Jericho, NY 11753 | (833) 800-4343	kimcorealty.com

News Release

Safe Harbor Statement

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “commit,” “anticipate,” “estimate,” “project,” “will,” “target,” “plan,” “forecast” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which, in some cases, are beyond the Company’s control and could materially affect actual results, performances or achievements. Factors which may cause actual results to differ materially from current expectations include, but are not limited to, (i) general adverse economic and local real estate conditions,

(ii) the impact of competition, including the availability of acquisition or development opportunities and the costs associated with purchasing and maintaining assets, (iii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business, (iv) the reduction in the Company’s income in the event of multiple lease terminations by tenants or a failure of multiple tenants to occupy their premises in a shopping center, (v) the potential impact of e-commerce and other changes in consumer buying practices, and changing trends in the retail industry and perceptions by retailers or shoppers, including safety and convenience, (vi) the availability of suitable acquisition, disposition, development and redevelopment opportunities, and the costs associated with purchasing and maintaining assets and risks related to acquisitions not performing in accordance with our expectations, (vii) the Company’s ability to raise capital by selling its assets, (viii) disruptions and increases in operating costs due to inflation and supply chain disruptions, (ix) risks associated with the development of mixed-use commercial properties, including risks associated with the development, and ownership of non-retail real estate, (x) changes in governmental laws and regulations, including, but not limited to, changes in data privacy, environmental (including climate change), safety and health laws, and management’s ability to estimate the impact of such changes, (xi) the Company’s failure to realize the expected benefits of the merger with RPT Realty (the “RPT Merger”), (xii) the risk of litigation, including shareholder litigation, in connection with the RPT Merger, including any resulting expense, (xiii) risks related to future opportunities and plans for the combined Company, including the uncertainty of expected future financial performance and results of the combined Company, (xiv) the possibility that, if the Company does not achieve the perceived benefits of the RPT Merger as rapidly or to the extent anticipated by financial analysts or investors, the market price of the Company’s common stock could decline, (xv) valuation and risks related to the Company’s joint venture and preferred equity investments and other investments, (xvi) collectability of mortgage and other financing receivables, (xvii) impairment charges, (xviii) criminal cybersecurity attacks, disruption, data loss or other security incidents and breaches, (xix) risks related to artificial intelligence, (xx) impact of natural disasters and weather and climate-related events, (xxi) pandemics or other health crises, (xxii) our ability to attract, retain and motivate key personnel, (xxiii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms to the Company, (xxiv) the level and volatility of interest rates and management’s ability to estimate the impact thereof, (xxv) changes in the dividend policy for the Company’s common and preferred stock and the Company’s ability to pay dividends at current levels, (xxvi) unanticipated changes in the Company’s intention or ability to prepay certain debt prior to maturity and/or hold certain securities until maturity, (xxvii) the Company’s ability to continue to maintain its status as a REIT for U.S. federal income tax purposes and potential risks and uncertainties in connection with its UPREIT structure, and (xxviii) other risks and uncertainties identified under Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023. Accordingly, there is no assurance that the Company’s expectations will be realized. The Company disclaims any intention or obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to refer to any further disclosures the Company makes in other filings with the SEC.

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CONTACT:
David F. Bujnicki
Senior Vice President, Investor Relations and Strategy Kimco Realty Corporation
(833) 800-4343
dbujnicki@kimcorealty.com

500 North Broadway, Suite 201 | Jericho, NY 11753 | (833) 800-4343	kimcorealty.com